CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made this 15th day of April 2018, by and between Eco Science Solutions, Inc., a Nevada Corporation, and Standard Consulting, LLC, a California limited liability company (the "Consultant").

RECITALS

A. The Company desires to be assured of the association and services of Consultant in order to avail itself of Consultant's expertise, skills, abilities, background and knowledge, to advise it upon certain marketing, administrative, corporate and business operations, and therefore desires to engage Consultant upon the terms and conditions herein contained.

B. Consultant agrees to be engaged and retained by the Company and upon the following terms and conditions.

NOW, THEREFORE, in consideration of the recitals, promises and conditions in this Agreement, the Consultant and the Company agree as follows:

1. Consulting Services. The Company herby retains Consultant to advise it regarding certain business development and strategic evaluation of growth opportunities.

Additionally, Consultant shall be tasked with the following;

(a) Working alongside the CEO and CFO of the Company in developing new products;

(b) Communicating either via email or phone on behalf of the Company regarding services for distribution and sales initiatives;

(c) Supporting the comprehensive product suite of the Company;

(d) Providing logistical services to support the manufacturing, warehousing, shipping, and customer service of the Company; and

(e) If requested by the Company, travel with management to various meetings as necessary (all expenses paid).

2. Term. The term of this Agreement shall be for a period of six months commencing April 15, 2018, and is renewable for successive six month terms by mutual agreement of the parties, and may be terminated by either party in writing with thirty days notice.

3. Compensation of Consultant. The Company hereby agrees to compensate Consultant, and Consultant agrees to accept the amount of One Hundred Twenty Thousand Dollars ($120,000) per year, payable quarterly in four equal amounts on the first day of each quarter; additionally, compensation may be delivered to Consultant in Shares, rather than in cash, in the event Company does not have sufficient amount of cash on reserve to pay Consultant.  Company shall notify Consultant at least 15 days in advance of the first day of the quarter if payment will be in cash or in shares.  The value of the shares shall be valued at 15% discount to the closing market price on the day before the first day of the quarter.

Further, the Company shall issue, or cause to be issued, one million (1,000,000) Restricted Shares of the Company's Common Stock, which will bear a leak out legend commencing six months after issuance of the Shares and pursuant to the rules and regulations of the Securities and Exchange Act, and the exemption to registration afforded by Rule 144 of the Act, stating the following:

6-MONTH LEAK-OUT RESTRICTION

"THE SHARES OF COMMON STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A LEAK OUT AGREEMENT THAT RESTRICTS THE SALE OR TRANSFER OR OTHER DISPOSITION OF THESE SHARES FOR A PERIOD OF 6 MONTHS ENDING OCTOBER 15, 2018, AND MAY THEREAFTER BE SOLD OVER A PERIOD OF 10 MONTHS ENDING AUGUST 15, 2019 ("LEAK OUT PERIOD"), AS FOLLOWS: 10% OF THE AMOUNT HEREOF MAY BE SOLD COMMENCING OCTOBER 15, 2018, AND IN EACH OF THE SUBSEQUENT CONSECUTIVE 30 DAY PERIODS THAT FOLLOW. ANY SHARE AMOUNTS THAT ARE NOT SOLD WHEN PERMITTED MAY BE SOLD IN A SUBSEQUENT MONTH OR MONTHS DURING THE LEAK-OUT PERIOD."

4. Relationship of Parties. This Agreement shall not constitute an employer-employee relationship. It is the intention of each party that Consultant shall be an independent contractor and not an employee of the Company. Consultant shall not have the authority to acts as the agent of the Company except when such authority is specifically delegated to Consultant by the Company. Subject to the express provisions herein, the manner and means utilized by the Consultant in the performance of Consultant's services hereunder shall be under the sole control of the Consultant. All compensation paid to Consultant hereunder shall constitute earnings to Consultant from self-employment income. The Company shall not withhold any amounts therefrom as federal or state income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Act (Social Security) or any similar federal or state law applicable to employers or employees.

5. Notices. Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing or when deposited in the United States mail, postage prepaid, addressed to the other party at the address appearing at the end of this Agreement. Either party may change its address by written notice made in accordance with this section.

6. Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, administrators, executors, successors, subsidiaries and affiliates.

7. Governing Law. This Agreement is made and shall be governed and construed in accordance with the laws of the state of Nevada and it is agreed that jurisdiction and venue of any actions pertaining to this Agreement will be in Nevada.

8. Assignment. Any attempt by either party to assign any rights, duties or obligations which arise under this Agreement without the prior written consent of the other party shall be void, and shall constitute a breach of the terms of this Agreement.

9. Entire Agreement; Modification. This Agreement constitutes the entire agreement between the Company and the Consultant. No promises, guarantees, inducements, or agreements, oral or written, express or implied, have been made other than as contained in this Agreement. This Agreement can only be modified or changed in writing and signed by the party or parties to be charged.

10. Litigation Expenses. If any action at law or in equity is brought by either party to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and disbursements in addition to any other relief to which it is entitled.

11. Signatures. By signing below, the undersigned do hereby acknowledge that they have read, understood and agree to the terms of this Agreement, that they have had the opportunity to review this Agreement with independent counsel and that they do hereby desire to enter into this Agreement under the terms and conditions set forth herein.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

ECO SCIENCE SOLUTIONS, INC.                    STANDARD CONSULTING, LLC

/s/Jeffery Taylor                             /s/Nelson Griffin
By: Jeffery Taylor, President                         By: Nelson Griffin

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